January 4, 2010

Mr. Paul C. Marley II, P.E.
President
Mustang Consulting, LLC
5527 Sterling Brook
Houston, TX 77041

Re: Continuation of Consulting and Services Agreement for 1st Quarter 2010

Dear Mr. Marley:

Thank you for your on-going support under the Consulting and Services Agreement between Mustang Consulting, LLC ("Mustang") and Vista International Technologies Incorporated ("VITI") dated 6/11/09. We request the following additional considerations through the end of the first quarter of 2010:

- Reduce the cash charged for billable hours for Direct Labor to limit monthly invoices to $16,000.00 per month.
- VITI will set aside 350,000 shares of common stock which will be granted to Mustang upon the timely completion of set tasks.
- The shares will be granted to Mustang as follows:
  - Permit granted for the Tire Processing Facility in Hutchins, TX – 100,000 shares
  - Completion of the conversion of the corporate accounting system to QuickBooks software within the constraints established by the Petroleum Financial settlement(no additional payments due Petroleum Financial) – 100,000 shares
  - Timely filing of the 10K report - 150,000 shares.
- Provide invoices on the 15th and 30th of each month (Net 15) for one half of the monthly cash budget for Direct Labor (i.e. $8,000.00 per invoice for Direct Labor).

- Provide additional accounting and management support services (in addition to activities already specified in the contract), as requested by VITI management, to correct accounting and corporate records, to submit required regulatory filings, and to improve the operations at VITI's tire recycling facility in Hutchins, TX.
- Provide additional engineering support services to assist VITI staff in preparing the MFG-8 for deployment in the US, pricing waste to energy system components for the US market, and with any engineering related services required for creation of the corporate business plan and marketing materials.

VITI will continue to reimburse Mustang for 100% of travel and other approved expenses submitted with each invoice.

If Mustang is willing to provide these additional considerations under the terms of the current Consulting and Services Agreement, please indicate with your signature below.

Sincerely,

Vista International Technologies, Inc.

Tom Pfisterer — 2/9/10

Tom Pfisterer
Chief Executive Officer

Date

Accepted:

Mustang Consulting, LLC

Paul C Marley — 2/9/10

Paul C. Marley II, P.E.
President

Date

88 Inverness Circle East • Suite N-103 • Englewood, CO 80112
Phone 303-690-8300 • Fax 303-539-0741 • www.viti.us.com